EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933
2777 East Camelback Road
Suite 375
Phoenix, AZ 85016
www.capitolbancorp.com

Analyst Contact:	Michael M. Moran
Chief of Capital Markets
877-884-5662
Media Contact:	Joal Redmond
Corporate Communications
602-977-3797

For Immediate Distribution
Capitol Bancorp Announces Record Earnings, Up 29%
LANSING, Mich., and PHOENIX: October 19, 2005: Today, Capitol Bancorp Limited (NYSE:CBC) reported record third quarter 2005 earnings of $9.6 million versus the $7.4 million recorded in the third quarter of 2004, representing a 29 percent increase. Record earnings per share (EPS) of $0.64 basic and $0.61 on a diluted basis for the quarter ended September 30, 2005, reflect 23 percent and 22 percent increases, respectively, when compared to 2004’s comparable quarter EPS figures of $0.52 and $0.50 for basic and diluted.
Consolidated assets, which exceeded $3.4 billion at September 30, 2005, reflect an annualized growth rate in excess of 15 percent. Consistent with balance sheet expansion experienced by Capitol Bancorp in recent years, total portfolio loans ($2.9 billion) and deposits ($2.8 billion) at September 30, 2005, have advanced 10 percent and 15 percent, respectively, on an annualized basis, with loans increasing nearly 11 percent from the $2.6 billion level reported at September 30, 2004. Stockholders’ equity, which exceeds $280 million, is the primary element of a $451 million capital base strongly supporting Capitol Bancorp’s national affiliate network of 38 banks with operations in 11 states.
Capitol Bancorp reported continued positive trend lines in asset quality. Both the nonperforming loans and nonperforming assets ratios have improved when viewed on each of a linked-quarter, year-end and year-over-year basis, and now measure approximately 0.87 percent and 0.82 percent, respectively. The Corporation’s allowance for loan losses (as a percentage of total portfolio loans) at September 30, 2005, was 1.36 percent. Annualized net charge-offs, measuring 0.24 percent versus 0.27 percent on a linked-quarter basis and 0.26 percent in last year’s third quarter, also reflect Capitol Bancorp’s improving profile in this area. The Corporation’s allowance coverage ratio of nonperforming loans grew to a 156 percent level at September 30, 2005.
Record Quarterly Earnings Performance
Consolidated earnings reached another record quarterly level for Capitol Bancorp, eclipsing $9 million for the first time in the Corporation’s history. The record $9.6 million figure represents a 29 percent increase when compared to the $7.4 million recorded in the third quarter of 2004. An increase of 19 percent in net operating revenues, to a record level of $45.8 million compared to the $38.5 million reported in the same period of 2004, served to fuel Capitol Bancorp’s record earnings. An expanded asset base and modest margin expansion, in a challenging interest rate environment, contributed to a 20 percent increase in net interest income. This solid revenue growth more than compensated for an increased level of operating expenses tied to Capitol’s ongoing de novo development initiatives.
Capitol Bancorp’s Chairman and CEO Joseph D. Reid attributed the record earnings performance to the geographic expansion initiative undertaken by the Corporation eight years ago. “Today, more than half of our bank affiliates are based in the West, particularly Arizona, Nevada and California. Both earnings generation and organic growth are the fruits of this expansion effort,” said Reid.
In the first nine months of 2005, Capitol Bancorp opened five de novo community banks, formally entering the states of Washington and Colorado, while also investing in a Georgia-based community bank. With seven applications currently pending for additional de novo community banks (including plans for Capitol Bancorp’s initial charters in the states of Illinois and Missouri), Reid is confident that Capitol Bancorp’s development platform will continue to find a receptive audience in both the de novo bank and investor communities. “Our unique operating model designed to empower strong, local leadership to build their organization, supported by technologically-advanced systems and high-quality risk management programs, is enabling Capitol Bancorp to leverage the strong community ties of our banks’ local Board of Directors and management teams.”
Record Nine Month Operating Results
For the nine months ended September 30, 2005, record net operating revenues of $130.4 million increased approximately 18 percent when compared to the $110.5 million figure recorded in the comparable nine month period of 2004. Earnings of approximately $25.9 million for the first nine months of 2005, nearly matching net income for all of 2004, reflect 38 percent growth when compared to the roughly $18.8 million generated in last year’s first three quarters ended September 30, 2004. On an EPS basis, Capitol Bancorp reported basic ($1.75) and diluted ($1.67) amounts for the first nine months of 2005, both about 32 percent ahead of 2004’s comparable period levels of $1.33 and $1.27, respectively. The first nine months of the year’s 18 percent growth in net operating revenues was aided by an approximate 20 percent increase in net interest income, helping compensate for the organization’s development-related 19 percent expansion in its operating expense base. Through the first nine months of 2005 Capitol Bancorp has added six affiliate banks in California, Colorado, Michigan (2), Washington and Georgia.
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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Condensed statements of operations:
Interest income	$58,655	$45,877	$163,067	$130,760
Interest expense	17,814	11,943	47,831	34,648

Net interest income	40,841	33,934	115,236	96,112
Provision for loan losses	2,107	3,553	7,169	9,597
Noninterest income	4,938	4,541	15,135	14,435
Noninterest expense	30,314	23,769	85,483	71,693
Income before income taxes	14,789	11,713	40,424	30,067
Net income	$9,594	$7,439	$25,906	$18,766

Per share data:
Net income — basic	$0.64	$0.52	$1.75	$1.33
Net income — diluted	0.61	0.50	1.67	1.27
Book value at end of period	18.41	16.69	18.41	16.69
Common stock closing price at end of period	$32.40	$29.34	$32.40	$29.34
Common shares outstanding at end of period	15,224,000	14,739,000	15,224,000	14,739,000
Number of shares used to compute:
Basic earnings per share	14,940,000	14,312,000	14,777,000	14,069,000
Diluted earnings per share	15,679,000	14,994,000	15,471,000	14,760,000

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2005	2005	2005	2004	2004
Condensed statements of financial position:
Total assets	$3,446,329	$3,341,000	$3,215,193	$3,091,418	$3,058,425
Portfolio loans	2,888,566	2,843,508	2,759,444	2,692,904	2,608,701
Deposits	2,799,443	2,721,257	2,604,864	2,510,072	2,517,104
Stockholders’ equity	280,234	266,083	258,638	252,159	246,010
Total capital	$451,285	$433,564	$402,806	$392,524	$386,590
Key performance ratios:
Return on average assets	1.14%	1.01%	1.02%	1.03%	0.98%
Return on average equity	14.18%	12.80%	12.55%	12.55%	12.26%
Net interest margin	5.19%	5.06%	4.90%	4.95%	4.87%
Efficiency ratio	66.22%	64.90%	65.57%	64.75%	61.78%
Asset quality ratios:
Allowance for loan losses / portfolio loans	1.36%	1.37%	1.37%	1.40%	1.42%
Total nonperforming loans / portfolio loans	0.87%	0.94%	0.88%	1.06%	1.10%
Total nonperforming assets / total assets	0.82%	0.90%	0.93%	1.05%	1.06%
Net charge-offs (annualized) / average portfolio loans	0.24%	0.27%	0.27%	0.39%	0.26%
Allowance for loan losses / nonperforming loans	155.67%	144.71%	154.58%	131.97%	128.57%
Capital ratios:
Stockholders’ equity / total assets	8.13%	7.96%	8.04%	8.16%	8.04%
Total capital / total assets	13.09%	12.98%	12.53%	12.70%	12.64%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as “expects”, “intends”, “believes” and “should” which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
Supplemental analyses follow providing additional detail regarding Capitol’s financial position, results of operations, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
For the Three Months and Nine Months Ended September 30, 2005 and 2004
(in thousands, except per share data)

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2005	2004	2005	2004
INTEREST INCOME:
Portfolio loans (including fees)	$55,886	$44,492	$156,470	$126,560
Loans held for resale	741	504	2,014	1,529
Taxable investment securities	222	275	741	1,071
Federal funds sold	1,506	407	3,059	1,053
Other	300	199	783	547

Total interest income	58,655	45,877	163,067	130,760
INTEREST EXPENSE:
Deposits	14,188	9,176	37,231	26,891
Debt obligations and other	3,626	2,767	10,600	7,757

Total interest expense	17,814	11,943	47,831	34,648

Net interest income	40,841	33,934	115,236	96,112
PROVISION FOR LOAN LOSSES	2,107	3,553	7,169	9,597

Net interest income after provision for loan losses	38,734	30,381	108,067	86,515
NONINTEREST INCOME:
Service charges on deposit accounts	1,062	1,091	3,115	3,336
Trust fee income	526	796	1,654	2,535
Fees from origination of non-portfolio residential mortgage loans	1,820	1,314	4,590	4,211
Realized gains (losses) on sale of investment securities available for sale	6	(191)	8	(424)
Other	1,524	1,531	5,768	4,777

Total noninterest income	4,938	4,541	15,135	14,435
NONINTEREST EXPENSE:
Salaries and employee benefits	19,416	14,493	54,768	46,082
Occupancy	2,483	2,173	7,170	6,428
Equipment rent, depreciation and maintenance	1,571	1,325	4,593	4,266
Other	6,844	5,778	18,952	14,917

Total noninterest expense	30,314	23,769	85,483	71,693

Income before income taxes and minority interest	13,358	11,153	37,719	29,257
Income taxes	5,195	4,274	14,518	11,301

Income before minority interest	8,163	6,879	23,201	17,956
Minority interest in net losses of consolidated subsidiaries	1,431	560	2,705	810

NET INCOME	$9,594	$7,439	$25,906	$18,766

NET INCOME PER SHARE:
Basic	$0.64	$0.52	$1.75	$1.33

Diluted	$0.61	$0.50	$1.67	$1.27

CAPITOL BANCORP LTD.
Condensed Consolidated Balance Sheets
As of September 30, 2005 and December 31, 2004
(in thousands, except share data)

	(Unaudited)
	September 30	December 31
	2005	2004
ASSETS

Cash and due from banks	$165,613	$123,969
Money market and interest-bearing deposits	22,538	10,745
Federal funds sold	191,673	96,390

Cash and cash equivalents	379,824	231,104
Loans held for resale	33,632	43,143
Investment securities:
Available for sale, carried at market value	29,177	28,172
Held for long-term investment, carried at amortized cost which approximates market value	16,422	14,191

Total investment securities	45,599	42,363
Portfolio loans:
Commercial	2,590,153	2,444,492
Real estate mortgage	216,288	177,204
Installment	82,125	71,208

Total portfolio loans	2,888,566	2,692,904
Less allowance for loan losses	(39,284)	(37,572)

Net portfolio loans	2,849,282	2,655,332
Premises and equipment	33,257	32,661
Accrued interest income	12,043	10,447
Goodwill and other intangibles	44,928	41,943
Other assets	47,764	34,425

TOTAL ASSETS	$3,446,329	$3,091,418

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$622,897	$503,902
Interest-bearing	2,176,546	2,006,170

Total deposits	2,799,443	2,510,072
Debt obligations:
Notes payable and short-term borrowings	173,823	172,534
Subordinated debentures	100,916	100,845

Total debt obligations	274,739	273,379
Accrued interest on deposits and other liabilities	21,778	16,288

Total liabilities	3,095,960	2,799,739

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	70,135	39,520

STOCKHOLDERS’ EQUITY:
Common stock, no par value, 50,000,000 shares authorized; issued and outstanding: 2005 - 15,223,775 shares 2004 - 14,828,750 shares	205,628	196,271
Retained earnings	78,428	60,476
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	(185)	(36)

	283,871	256,711
Less unearned compensation regarding restricted stock and other	(3,637)	(4,552)

Total stockholders’ equity	280,234	252,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,446,329	$3,091,418

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data
ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2005	2004	2005	2004
Allowance for loan losses at beginning of period	$38,870	$35,137	$37,572	$31,404

Allowance for loan losses of acquired bank subsidiary				724

Loans charged-off:
Commercial	(2,304)	(1,673)	(6,541)	(5,142)
Real estate mortgage	—	(17)	—	(116)
Installment	(129)	(108)	(440)	(248)

Total charge-offs	(2,433)	(1,798)	(6,981)	(5,506)

Recoveries:
Commercial	709	129	1,426	761
Real estate mortgage	1	—	2	10
Installment	30	6	96	37

Total recoveries	740	135	1,524	808

Net charge-offs	(1,693)	(1,663)	(5,457)	(4,698)
Additions to allowance charged to expense	2,107	3,553	7,169	9,597

Allowance for loan losses at September 30	$39,284	$37,027	$39,284	$37,027

Average total portfolio loans for period ended September 30	$2,868,354	$2,566,005	$2,804,285	$2,437,698

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.24%	0.26%	0.26%	0.26%

ASSET QUALITY (in thousands):

	Sept 30	Dec 31
	2005	2004
Nonaccrual loans:
Commercial	$18,028	$20,618
Real estate mortgage	1,562	2,396
Installment	925	195

Total nonaccrual loans	20,515	23,209

Past due (>90 days) loans:
Commercial	4,061	3,529
Real estate mortgage	465	1,382
Installment	194	351

Total past due loans	4,720	5,262

Total nonperforming loans	$25,235	$28,471

Real estate owned and other repossessed assets	2,938	3,907

Total nonperforming assets	$28,173	$32,378

CAPITOL BANCORP LIMITED
Selected Supplemental Data
     EPS COMPUTATION COMPONENTS:

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2005	2004	2005	2004
Numerator—net income for the period	$9,594,000	$7,439,000	$25,906,000	$18,766,000

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	14,939,912	14,311,842	14,776,778	14,069,446
Weighted average number of unvested shares of restricted common stock outstanding	201,990	259,300	208,384	263,869
Effect of other dilutive securities	537,597	422,391	485,855	426,651

Denominator for diluted net income per share— weighted average number of common shares and potential dilution	15,679,499	14,993,533	15,471,017	14,759,966

Number of antidilutive stock options excluded from diluted earnings per share computation	—	—	—	—

AVERAGE BALANCES (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2005	2004	2005	2004
Portfolio loans	$2,868,354	$2,566,005	$2,804,285	$2,437,698
Earning assets	3,147,198	2,786,800	3,040,387	2,683,444
Total assets	3,380,275	3,025,341	3,267,619	2,911,750
Deposits	2,745,735	2,498,796	2,656,136	2,412,210
Stockholders’ equity	270,572	242,705	261,783	232,470

About Capitol Bancorp Limited
Capitol Bancorp Limited is a $3.4 billion community bank development company, with 38 individual bank charters and bank operations in eleven states. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital, mentors a community bank through its formative stages and manages its investments in its community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has executive offices in Lansing, Michigan and Phoenix, Arizona.

Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan
Southeast Region:
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta — LPO	Atlanta, Georgia

Western Regions
Southwest Region:
Arrowhead Community Bank	Glendale, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
East Valley Community Bank	Chandler, Arizona
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank — Dallas LPO	Dallas, Texas
Sunrise Bank — Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona
California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Northwest Region:
Bank of Bellevue	Bellevue, Washington